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                                                                    EXHIBIT 5(b)


                           ESC STRATEGIC FUNDS, INC.

                         PORTFOLIO MANAGEMENT AGREEMENT


         AGREEMENT, effective commencing on ________________, 199_, among Equitable Securities Corporation (the "Adviser"), ESC Strategic Funds, Inc. (the "Company") and Equitable Asset Management, Inc. ("Portfolio Manager").

         WHEREAS, the Company is a Maryland corporation of the series type organized under Articles of Incorporation dated November 24, 1993, (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management series-type investment company;

         WHEREAS, the Adviser has been appointed by the Company, pursuant to an investment advisory agreement dated __________, 1996 ("Investment Advisory Agreement"), to act as investment adviser to the Company with respect to each of its present and future series ("Funds");

         WHEREAS, the Adviser wishes to retain the Portfolio Manager to render portfolio management services to the Company with respect to ESC Strategic Growth Fund (the "Fund") and the Portfolio Manager is willing to furnish such services to the Fund;

         WHEREAS, the Portfolio Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser and the Portfolio Manager as follows:

         1. Appointment. Pursuant to authority granted in the Investment Advisory Agreement and with the approval of the Directors, the Adviser hereby appoints the Portfolio Manager to act as portfolio manager for the Fund for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

         2. Portfolio Management Duties. Subject to the overall supervision of the Directors of the Company and the Adviser, the Portfolio Manager is hereby granted full responsibility and discretion, with respect to such portion of the Fund's assets as shall be allocated to it by the Adviser for management pursuant to this Agreement from time to time (the "Assets"), for
(a) the management of the Assets in accordance with the Fund's investment objectives, policies and limitations as stated in its prospectus
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and Statement of Additional Information included as part of the Company's registration statement filed with the Securities and Exchange Commission ("SEC"), as they may be amended from time to time, ("Registration Statement") copies of which shall be provided to the Portfolio Manager by the Adviser; and
(b) the placement of orders to purchase and sell securities for the Fund. At the request of the Directors or the Adviser, the Portfolio Manager shall report to the Board of Directors of the Company regularly at such times and in such detail as the Board may from time to time determine to be appropriate, in order to permit the Board to determine the adherence of the Portfolio Manager to the investment policies of the Fund.

         The Portfolio Manager further agrees that, in performing its duties hereunder, it will:

         (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Directors;

         (b) use reasonable efforts to manage the Assets, and to coordinate its activities with the Adviser and any other portfolio manager of the Fund, so that the Fund will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

         (c) place orders for the investment of the Assets directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the prospectus and/or Statement of Additional Information with respect to the Fund and in accordance with applicable legal requirements;

         (d) furnish to the Company, the Adviser and any other portfolio manager whatever statistical information the Company, the Adviser or such other portfolio manager may reasonably request with respect to the Assets or contemplated investments; and keep the Adviser and the Directors and, as appropriate, other portfolio managers informed of developments materially affecting the Fund's portfolio;

         (e) make available to the Company's administrator (the "Administrator"), the Company or the Adviser, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Administrator, the Company and the Adviser in their compliance with applicable laws and regulations. The Portfolio Manager will furnish the Directors with such periodic and special reports regarding the Fund as the Directors may reasonably request;


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         (f)     immediately notify the Company and the Adviser in the event that the Portfolio Manager or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Portfolio Manager from serving as a portfolio manager pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Portfolio Manager further agrees to review information in the Company's Registration Statement describing the Portfolio Manager and to notify the Company and the Adviser if the information becomes incorrect;

         (g) in making investment decisions with respect to the Assets, use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Portfolio Manager seek to obtain any such information.

         3. Banking and Custody Accounts. The Portfolio Manager shall not be required to provide or arrange for banking accounts for the Fund or to hold money or assets on the Fund's behalf. The Portfolio Manager shall not be required to act as the registered holder of any investment or to provide or procure any custody or settlement services in connection with its services hereunder. The Fund has entered into one or more agreements with providers of banking and custody services (Custodians) whom the Fund will authorize to act upon instructions from properly authorized representatives of the Portfolio Manager, in connection with its services hereunder, directing the Custodian(s) to pay, deliver or receive cash and securities in settlement of transactions authorized by the Portfolio Manager on the Fund's behalf. The Fund's agreement(s) with such Custodian(s) will require the Custodian(s) to settle all transactions directed by the Portfolio Manager on the Fund's behalf.

         4. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 4, the Portfolio Manager shall pay the compensation and expenses of all its directors, officers and employees who serve as directors, officers and executive employees of the Company (including the Company's share of payroll taxes), and the Portfolio Manager shall make available, without expense to the Fund, the services of its directors, officers and employees who may be duly elected officers or directors of the Company, subject to their individual consent to serve and to any limitations imposed by law.

         The Portfolio Manager shall not be required to pay any expenses of the Company or the Fund other than those specifically allocated to the Portfolio Manager in this section 4. In particular, but without limiting the generality of the foregoing,

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the Portfolio Manager shall not be responsible, except to the extent of the reasonable compensation of such of the Company's employees as are officers or employees of the Portfolio Manager whose services may be involved, for the following expenses of the Company or the Fund: organization and certain offering expenses of the Company and the Fund (including out-of-pocket expenses, but not including the Portfolio Manager's overhead and employee costs); fees payable to or expenses of other portfolio managers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Company or the Fund in connection with membership in investment company trade organizations; costs of insurance; fees and expenses of the Company's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Company or the Fund; payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing and printing share certificates; other expenses in connection with the issuance, offering, distribution, redemption or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of preparing, printing and filing documents with regulatory agencies; costs of stationery and other office supplies; any litigation or other extraordinary expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the business of the Company or the Fund) of officers, directors and employees of the Company who are not interested persons of the Portfolio Manager; and travel expenses (or an appropriate portion thereof) of officers or directors of the Company who are officers, directors or employees of the Portfolio Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Company, or any committees thereof or advisory group thereto or other business of the Company or the Funds.

         5. Compensation. As compensation for the services provided and expenses assumed by the Portfolio Manager under this Agreement, the Adviser, out of its fees from the Fund pursuant to the Investment Advisory Agreement, will pay the Portfolio Manager at the end of each calendar month an investment management fee


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computed daily at an annual rate equal to 0.65% of the first $50 million of the average daily net value of the Assets, 0.60% on the next $50 million of such value, 0.55% on the next $100 million of such value, and 0.50% on such value in excess of $200 million. The "average daily net value of the Assets" shall mean the average of the values placed on the net Assets as of 4:15 p.m. (Eastern time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of the net Assets, and of the net assets of the Fund, shall always be determined pursuant to the applicable provisions of the Articles and the Registration Statement. If, pursuant to such provisions, the determination of net asset value for a Fund is suspended for any particular business day, then for the purposes of this section 5, the value of the net Assets as last determined shall be deemed to be the value of the net Assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any month end when the Portfolio Manager's compensation is payable pursuant to this section, then the Portfolio Manager's compensation payable at the end of such month shall be computed on the basis of the value of the net Assets as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof with respect to the net Assets on that day shall be deemed to be the sole determination thereof on that day with respect to the net Assets for the purposes of this section 5.

         6. Books and Records. The Portfolio Manager agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Portfolio Manager also agrees that records it maintains and preserves pursuant to Rules 31a-1 and 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Company and will be surrendered promptly to the Company upon its request. And the Portfolio Manager further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Company and the Fund are being conducted in accordance with applicable laws and regulations.

         7. Standard of Care and Limitation of Liability. The Portfolio Manager shall exercise its best judgment in rendering


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the services provided by it under this Agreement.  The Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Portfolio Manager against any liability to the Company, the Fund or to holders of the Fund's shares to which the Portfolio Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Portfolio Manager's reckless disregard of its obligations and duties under this Agreement. As used in this
Section 7, the term "Portfolio Manager" shall include any officers, directors, employees or other affiliates of the Portfolio Manager performing services with respect to the Company or the Fund.

         8. Services Not Exclusive. It is understood that the services of the Portfolio Manager are not exclusive, and that nothing in this Agreement shall prevent the Portfolio Manager from providing similar services to other investment companies or to other series of investment companies (whether or not their investment objectives and policies are similar to those of the Fund or another fund of the Company) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Portfolio Manager's ability to meet its obligations to the Company, the Adviser and the Fund hereunder. When the Portfolio Manager recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Portfolio Manager recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Portfolio Manager nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Portfolio Manager provides any advice to its clients concerning the shares of the Fund or other funds of the Company, the Portfolio Manager shall act solely as investment counsel for such clients and not in any way on behalf of the Company, the Fund or another fund of the Company.

         9. Duration and Termination. This Agreement shall continue until __________________, 199__, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or (ii) by vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as


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defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty (i) by the Adviser, (ii) by the Company upon the vote of a majority of the Directors or (iii) by vote of the majority of the Fund's outstanding voting securities, each upon sixty (60) days' written notice to the Portfolio Manager; or (b) by the Portfolio Manager at any time without penalty, upon sixty (60) days' written notice to the Company or the Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         10. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Directors, including a majority of Directors who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

         11.     Proxies and Rights.       Unless the Company or the Adviser
gives written instructions to the contrary, the Portfolio Manager shall (a) vote all proxies solicited by or with respect to the issuers of securities in which the Assets are invested, using its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders, and (b) exercise all other rights attaching to or arising with respect to the Assets, subject to the Fund's investment objectives, policies and limitations as stated in its Registration Statement, directing the Custodian to make any required payment or settlement in connection therewith.

         12. Non-Competition. The Company acknowledges that the Portfolio Manager as a firm, and not any particular employee or managing director of the Portfolio Manager (a "Portfolio Manager Employee"), is being retained by the Company as portfolio manager for the Fund. The Company agrees not to employ or otherwise receive portfolio management services from any Portfolio Manager Employee, directly or indirectly through the engagement of any person or entity which employs or to which such services are provided by any Portfolio Manager Employee, at any location within the States of Michigan, Ohio, Tennessee, Kentucky or


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Indiana, for the 24 (twenty-four) consecutive months after the termination of the Portfolio Manager Employee's employment. The Company acknowledges that this provision is not contained in the investment advisory or portfolio management agreements of all investment advisors or portfolio managers.

         13.     Miscellaneous.

         a. This Agreement shall be governed by the laws of the State of Tennessee, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

         b. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         c. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         d. Nothing herein shall be construed as constituting the Portfolio Manager as an agent of the Company or the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of ______________, 199__.



                       EQUITABLE SECURITIES CORPORATION


                       By
                          -------------------------------
                          President



                       EQUITABLE ASSET MANAGEMENT, INC.


                       By
                          -------------------------------
                          Title:
                                -------------------------



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